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                                                                   EXHIBIT 10.50


                               AMENDMENT NO. 9 TO
                          LOAN AND SECURITY AGREEMENT



         AMENDMENT NO. 9, dated as of June 30, 1999, to the LOAN AND SECURITY AGREEMENT, dated as of March 28, 1997, as amended by the FIRST AMENDMENT dated as of April 10, 1997, the SECOND AMENDMENT dated as of July 1, 1997, the THIRD AMENDMENT dated as of August 1, 1997, the FOURTH AMENDMENT dated as of November 22, 1997, the FIFTH AMENDMENT dated as of July 10, 1998, the SIXTH AMENDMENT dated as of August 31, 1998, the SEVENTH AMENDMENT dated as of December 31, 1998 and the EIGHTH AMENDMENT dated as of May 7, 1999 (as so amended, the "Loan and Security Agreement"), between FOOTHILL CAPITAL CORPORATION, a California corporation, with a place of business located at 11111 Santa Monica Boulevard, Suite 1500, Los Angeles, California 90025-3333, and DORSEY TRAILERS, INC., a Delaware corporation, with its chief executive offices located at 2727 Paces Ferry Road, One Paces Ferry West, Suite 1700, Atlanta, Georgia 30339.


                                    Preamble

         The Borrower has requested Foothill to amend the Loan and Security Agreement to, among other things, (i) adjust the advance rate with respect to Eligible Accounts and Eligible Inventory as described below, (ii) amend the Net Worth financial covenant for the fiscal quarter ended June 30, 1999 and for each fiscal quarter thereafter, (iii) provide for an adjustment of the interest rate if the Borrower satisfies certain financial tests, (vi) extend the Renewal Date from March 28, 2002 to March 28, 2004, and (v) adjust the early termination premium as described below. Accordingly, the Borrower and Foothill hereby agree as follows:

         1. Definitions. All terms used herein which are defined in the Loan and Security Agreement and not otherwise defined herein are used herein as defined therein.

         2. Appraised Inventory Liquidation Value. The definition of "Appraised Inventory Liquidation Value" is hereby amended in its entirety to read as follows:

         "Appraised Inventory Liquidation Value" means (i) in the case of Used Trailer Inventory, the appraised orderly liquidation value of such Used Trailer Inventory determined by Taylor & Martin, Incorporated or another appraiser reasonably acceptable to Foothill and (ii) in the case of Inventory (including raw materials, work-in-process and finished goods) other than Used Trailer Inventory, the appraised orderly liquidation value of such Inventory, determined by MB Valuation Services, Inc. or another appraiser reasonably acceptable to Foothill. The Appraised Inventory Liquidation Value shall be based on the most recent appraisal obtained by Foothill or by Borrower."


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          3.   Borrowing Base. Clauses (x) and (y) of Section 2.1(a) of the
Loan and Security Agreement are hereby amended in their entirety to read as follows:

          "(x) the sum of (I) the lesser of (i)(A) 85% of Eligible Accounts other than that portion of any Eligible Accounts that (1) is or will be satisfied by the transfer to the Borrower of Used Trailer Inventory or (2) is subject to a Contra Obligation, less (B) the amount, if any, of the Dilution Reserve, and (ii) on and after June 1, 1997, an amount equal to Borrower's Collections with respect to Accounts for the immediately preceding 30 day period, and (II) the Overadvance Amount if any, plus

          (y)  the lowest of (i) $7,000,000, (ii) the sum of (A) the lesser of
          (1) 35% of the value and (2) 100% of the Appraised Inventory Liquidation Value, of Eligible Inventory constituting raw materials Inventory, (B) prior to January 1, 2000, 40% of the value of Eligible Used Trailer Inventory, provided, that, the amount of this subclause
          (ii)(B) shall not, without the prior written consent of Foothill, exceed $200,000, and (C) the lesser of (1) 70% of the value, and (2) 100% of the Appraised Liquidation Value, of Eligible Inventory constituting finished goods Inventory, and (iii) 250% of the amount of credit availability created by clause (x) above; minus"

          4. Term Loan. Section 2.3 of the Loan and Security Agreement is hereby amended in its entirety to read as follows:

          "Foothill made a term loan (the "Term Loan") to Borrower on or about May 7, 1999 in the original principal amount of $200,000. The Term Loan shall be repaid in full on June 30, 1999. All amounts outstanding under the Term Loan shall constitute Obligations."

          5. Interest Rate. Section 2.5(a) of the Loan and Security Agreement is hereby amended in its entirety to read as follows:

                    "(a) Interest Rate. Except as provided in clause (b) below, all obligations (except for undrawn letters of Credit) shall bear interest at a per annum rate of 2.0 percentage points above the Reference Rate; provided, however, (i) if the Net Income of the Borrower for the fiscal year ended December 31, 1999, as reported in the year-end audited financial statements of the Borrower delivered to Foothill pursuant to
     Section 6.3, is in excess of $1,500,000, such per annum rate of interest shall be permanently reduced by 0.5 percentage points, (ii) if the Net Income of the Borrower for the fiscal year ended December 31, 2000, as reported in the year-end audited financial statements of the Borrower delivered to Foothill pursuant to Section 6.3, is in excess of $2,000,000, such per annum rate of interest shall be permanently reduced by 0.5 percentage points, (iii) if the Net Worth of the Borrower as of any fiscal year-end of the Borrower occurring on or after December 31, 1999, as reported in the year-end audited financial statements of the Borrower delivered to Foothill pursuant to Section 6.3, is in excess of $2,500,000, such per annum rate of interest shall be permanently reduced by 0.5 percentage points, and (iv) if the Net Worth of the Borrower as of any fiscal year-end of the Borrower occurring on or after December 31, 1999, as reported in the year-end audited financial statements of


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     the Borrower delivered to Foothill pursuant to Section 6.3, is in excess of $4,000,000, such per annum rate of interest shall be permanently reduced by 0.5 percentage points. The reductions in subsections (i) through (iv) above shall be calculated on a cumulative basis (for example if the Borrower satisfies each of the conditions set forth in subsections
     (i) through (iv) above, the interest rate shall be reduced to an amount equal to the Reference Rate), and any such reductions shall be effective as of the date the relevant year-end audited financial statements descried above are delivered to Foothill."

         6. Term; Automatic Renewal. Section 3.4 of the Loan and Security Agreement is hereby amended in its entirety to read as follows:

         "3.4 TERM; AUTOMATIC RENEWAL. This Agreement shall become effective upon the execution and delivery hereof by Borrower and Foothill and shall continue in full force and effect for a term ending on the date (the "Renewal Date") that is seven (7) years from the Closing Date and automatically shall be renewed for successive two (2) year periods thereafter, unless sooner terminated pursuant to the terms hereof. Either party may terminate this Agreement effective on the renewal Date or on any two (2) year anniversary of the renewal Date by giving the other party at least 90 days prior written notice. The foregoing notwithstanding, Foothill shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default."

         7. Section 3.6 of the Loan and Security Agreement. Section 3.6 of the Loan and Security Agreement is hereby amended in its entirely to read as follows:

         "3.6 EARLY TERMINATION BY BORROWER. The provisions of Section 3.4 that allow termination of this Agreement by Borrower only on the Renewal Date and certain anniversaries thereof notwithstanding, Borrower has the option, at any time upon 30 days prior written notice to Foothill, to terminate this Agreement by paying to Foothill, in cash, the Obligations (including an amount equal to 102% of the undrawn amount of the Letters of Credit, such amount to be held as cash collateral and applied to the Obligations and/or returned to the Borrower in accordance with Section 2.2
     (e)), in full, together with a premium (the "Early Termination Premium") equal to (i) if such date is on or prior to March 28, 2000, three percent (3.00%) of the Maximum Amount, (ii) if such date is after March 28, 2000 and on or prior to March 28, 2002, two percent (2%) and (ii) if such date is after March 28, 2002, one percent (1%)."


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          8.  Financial Covenants.  Section 7.20(b) of the Loan and Security
Agreement is hereby amended in its entirety to read as follows:

              "(b) Net Worth. Net Worth of at least the amount indicated below for each date set forth below:

          Fiscal Quarter Ended                     Net Worth
          --------------------                     ---------
          June 30, 1997                           ($3,000,000)

          September 30, 1997                      ($5,500,000)

          December 31, 1997                       ($7,500,000)

          March 31, 1998                          ($7,000,000)

          June 30, 1998                           ($6,500,000)

          September 30, 1998                      ($6,000,000)

          December 31, 1998                       ($5,500,000)

          March 31, 1999                          ($4,500,000)

          June 30, 1999                           ($4,250,000)

          September 30, 1999                      ($3,750,000)

          December 31, 1999                       ($3,250,000)

          March 31, 2000                          ($2,750,000)

          June 30, 2000                           ($2,000,000)

          September 30, 3000                      ($1,250,000)

          December 31, 2000                         ($500,000)

          March 31, 2001                             $250,000

          June 30, 2001                            $1,000,000

          September 30, 2001                       $1,750,000

          December 31, 2001                        $2,500,000

          March 31, 2001 and thereafter            $3,250,000"


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         9.    Conditions. This Amendment shall become effective only upon satisfaction in full of the following conditions precedent (the first date upon which all such conditions have been satisfied being herein called the "Effective Date"):

         (a) The representations and warranties contained in this Amendment and in Section 5 of the Loan and Security Agreement and each other Loan Document shall be correct on and as of the Effective Date as though made on and as of such date (except where such representations and warranties relate to an earlier date in which case such representations and warranties shall be true and correct as of such earlier date); no Default or Event of Default shall have occurred and be continuing on the Effective Date or result from this Amendment becoming effective in accordance with its terms.

         (b) Foothill shall have received a counterpart of this Amendment, duly executed by the Borrower.

         (c)   The Borrower shall have repaid the Term Loan in full.

         (d) All legal matters incident to this Amendment shall be satisfactory to Foothill and its counsel; provided, however, that the Borrower shall provided to Foothill, within 30 days of the Effective Date, updated certified copies of its organizational documents, an incumbency certificate, resolutions authorizing this Amendment and an opinion of counsel as to Borrower's representations set forth in Section 10(a) through (d) hereof, all in form and substance satisfactory to Foothill and its counsel; the failure of Borrower to so timely provide such documents, certificates and opinion shall constitute an Event of Default under the Loan and Security Agreement.

         10. Representations and Warranties. The Borrower hereby represents and warrants to Foothill as follows:

         (a) The Borrower (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (ii) has all requisite corporate power, authority and legal right to execute, deliver and perform this Amendment, and to perform the Loan and Security Agreement, as amended hereby.

         (b) The execution, delivery and performance of this Amendment by the Borrower, and the performance by the Borrower of the Loan and Security Agreement, as amended hereby (i) have been duly authorized by all necessary corporate action, (ii) do not and will not contravene its charter or by-laws or any applicable law, and (iii) except as provided in the Loan Documents, do not and will not result in the creation of any Lien upon or with respect to any of its respective properties.

         (c) This Amendment and the Loan and Security Agreement, as amended hereby, constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with its terms.


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          (d)  No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required in connection with the due execution, delivery and performance by the Borrower of this Amendment and the performance by the Borrower of the Loan and Security Agreement as amended hereby.

          (e) The representations and warranties contained in Section 5 of the Loan and Security Agreement and each other Loan Document are correct on and as of the Effective Date as though made on and as of the Effective Date (except to the extent such representations and warranties expressly relate to an earlier date in which case such representations and warranties shall be true and correct as of such earlier date), and no Default or Event of Default has occurred and is continuing on and as of the Effective Date or will result from this Amendment becoming effective in accordance with its terms.

          11. Continued Effectiveness of the Loan and Security Agreement and Loan Documents. The Borrower hereby (i) confirms and agrees that each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the Effective Date of this Amendment all references in any such Loan Document to "the Loan and Security Agreement", the "Agreement", "thereto", "thereof", "thereunder" or words of like import referring to the Loan and Security Agreement shall mean the Loan and Security Agreement as amended by this Amendment and (ii) confirms and agrees that to the extent that any such Loan Document purports to assign or pledge to Foothill, or to grant a security interest in or Lien on, any collateral as security for the obligations of the Borrower from time to time existing in respect of the Loan and Security Agreement and the Loan Documents, such pledge, assignment and/or grant of the security interest or Lien is hereby ratified and confirmed in all respects.

          12.  Miscellaneous.

          (a) This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

          (b) Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

          (c) This Amendment shall be governed by, and construed in accordance with, the laws of the State of California.

          (d) The Borrower will pay on demand all reasonable fees, costs and expenses of Foothill in connection with the preparation, execution and delivery of this Amendment including, without limitation, reasonable fees disbursements and other charges of Schulte Roth & Zabel LLP, counsel to Foothill.


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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered.



                                                  DORSEY TRAILERS, INC.,
                                                  a Delaware corporation

                                                  By: /s/ Charles A. Chesnutt
                                                      --------------------------
                                                      Name:  Charles A. Chesnutt
                                                      Title: Treasurer



                                                  FOOTHILL CAPITAL CORPORATION,
                                                  a California corporation

                                                  By: /S/ Victor Barwig
                                                      --------------------------
                                                      Name:  Victor Barwig
                                                      Title: Vice President


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